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                                                                     EXHIBIT 3.1
                                  COMPANIES ACT

                            CHAPTER 81, R.S.N.S. 1989

MEMORANDUM OF ASSOCIATION OF 3087229 NOVA SCOTIA COMPANY

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1  -  The name of the Company is 3087229 NOVA SCOTIA COMPANY.

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2  -  There are no restrictions on the objects and powers of the Company.

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3  -  Pursuant to subsection 26(11) of the Companies Act, with the intent that subsection 26(9) of the Companies Act not apply to the Company, the following powers are hereby expressly conferred upon the Company:

      (a)   to sell or dispose of its undertaking or a substantial part thereof;

      (b) subject to the provisions of the Companies Act with respect to reduction of capital, to distribute any of its property in specie among its members; and

      (c)   to amalgamate with any company or other body of persons.

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4  -  The liability of all of the members is unlimited.

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5  -  The undersigned, whose name and address is subscribed, is desirous of being formed into a company, in pursuance of this Memorandum of Association, and agrees to take the number and kind of shares in the capital stock of the company set opposite its name.

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NAME AND ADDRESS                                NUMBER AND KIND OF SHARES
OF SUBSCRIBER                                   TAKEN BY THE SUBSCRIBER

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2435239 NOVA SCOTIA LIMITED                     One (1) share without nominal or
                                                par value

Per: /s/ Sydney Smith
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    SYDNEY SMITH - ASSISTANT SECRETARY
    Summit Place, 6th Floor
    1601 Lower Water Street
    Halifax, NS B3J 3P6

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TOTAL SHARES TAKEN: One (1) share without nominal or par value.

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DATED the 6th day of March, 2004.
WITNESS to the above signature:  Michael P. Simms    /s/ Michael P. Simms

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                                     [SEAL]

                           CERTIFICATE OF NAME CHANGE

                                  Companies Act

Registry Number

3087229

Name of Company

3087229 NOVA SCOTIA COMPANY

I hereby certify that the above-mentioned company has with approval of the Registrar of Joint Stocks changed its name to:

MAAX CORPORATION





                /s/ McInnes Cooper                            May 7, 2004
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Agent of the Registrar of Joint Stock Companies            Date of Name Change